Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated June 7, 2010
Relating to Preliminary Prospectus dated June 7, 2010
Registration Statement No. 333-163210

FIG Partners

Ideas and Execution on Financial Institutions

June 2010
Presented By:
The Savannah Bancorp, Inc.
The Savannah Bancorp, Inc.
Common Stock Offering

 IMPORTANT INFORMATION REGARDING THIS PRESENTATION

 All information contained in this presentation is obtained from sources believed to be accurate and reliable.
 However, such information is presented “as is” without warranty of any kind, and the Company makes no representation or warranty, express or implied, as to the accuracy, timeliness, or completeness of any such information or with regard to the results to be obtained from its use. While the Company has attempted to make the information current at the time of its release, it may well be or become outdated, stale or otherwise subject to a variety of legal qualifications by the time you actually read it. No representation is made that the Company will or is likely to achieve results comparable to those shown.

 FORWARD-LOOKING STATEMENTS

   This presentation contains statements that constitute “forward-looking statements” within the meaning of the
   Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation
   Reform Act of 1995 which are intended to be covered by the safe harbors created thereby. These forward-
   looking statements include, among others, the Company’s statements regarding (1) management’s expertise and ability, (2) estimated proceeds of the offering, (3) expectations that capital raised in the offering will position the
   Company to take advantage of market opportunities, (4) projected demographic information, (5) the economic outlook in the Company’s metropolitan statistical areas, (6) the assumptions underlying the Company’s expectations, (7) pro forma capital position and ratios following the execution of the Company’s capital plan, (8)
   the assumptions used in the Company’s capital analysis, (9) market valuation, (10) expectations regarding growth of the Company, and (11) the Company’s potential earnings. Prospective investors are cautioned that any such forward-looking statements speak only as of the date hereof and are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation, including, without limitation, (i) changes in national or local economic and business conditions, (ii) greater than expected loan losses, (iii) changes in interest rates and/or market prices of securities and other assets, (iv) the timing and impact of potential future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; (v) legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and (vi) the risk factors discussed under the heading “Risk Factors” in the prospectus. Many of these factors are beyond the Company’s ability to control or predict. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES
This presentation contains certain non-GAAP financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles. Such non-GAAP financial measures may include pre-tax, pre-provision return on average assets and pro forma tangible common equity to tangible assets ratio. The most comparable GAAP measures to these measures are net income and the ratio of total equity to total assets, respectively. The Company believes that these non-GAAP financial measures provide meaningful additional information about the Company to assist investors in evaluating the Company’s operating results, financial strength and capitalization. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The computations of the non-GAAP financial measures used in this presentation are set forth in Appendix A to this presentation.
The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from FIG Partners, LLC, Capital Markets Department,
Attention Greg Gersack, 1175 Peachtree Street NE, 100 Colony Square, Suite 2250 Atlanta, GA 30361 or at
404-601-7241. This prospectus is available at
http://www.sec.gov/Archives/edgar/data/860519/000086051910000031/0000860519-10-000031-index.htm.

Offering Term Summary
Issuer:                                                                 The Savannah Bancorp, Inc.
Ticker / Exchange:    SAVB / NASDAQ Global Market
Type of Security:    Common Stock
Pre-Offering Shares Outstanding:                5,937,689 as of 4/30/2010
Transaction Size:   $10.4 million (excluding over-allotment option)
                                                                            $11.96 million (total)
Over-Allotment Option:  15%
Expected Pricing:   June 9, 2010
Sole Book Running Manager:                           FIG Partners LLC

Offering Rationale:
Position The Company To Take Advantage Of Market Opportunities
The capital raised in the offering will:
❑ Strengthen the working capital and the capital position of the Company and the banks
❑ Support potential internal growth of the Company
❑ Solidify the Company’s position in the community which will help bring additional business to the banks
❑ Support potential future acquisition opportunities of whole banks and bank branches
❑ Support possible future participation in FDIC-assisted transactions
❑ Provide up to $1.8 million for an earn-out payment to Minis & Co., Inc.
❑ Allow the Company to further leverage its management experience
❑ Support general corporate purposes

Company Summary
❑ The Savannah Bancorp, Inc. is the holding company for the $768 Million asset The
 Savannah Bank, N.A. and the $259 Million asset Bryan Bank & Trust (as of March 31,
 2010). The Company is headquartered in Savannah, Georgia, and opened for business in
 1990.
❑ The Savannah Bancorp, Inc. now operates 10 full service branches, in Georgia and South
 Carolina. Georgia branches include - 5 in Savannah, 2 in Richmond Hill, and 1 in Garden
 City. South Carolina branches include - 1 on Hilton Head Island and 1 in Bluffton. In addition, the Company operates 1 Loan Production Office on St. Simons Island, GA.
❑ Significant Insider ownership - the Board and Management beneficially own approximately 19 percent of the Company
❑ A premier banking franchise in Savannah, Georgia
 ❑ The largest and oldest local community bank and headquartered in the heart of the historic district
❑ As of March 31, 2010
 ❑ Total assets: $1,046,645
 ❑ Total loans: $848,905
 ❑ Total deposits: $901,792
 ❑ Total equity: $77,905

THE SAVANNAH BANCORP, INC.

Savannah Bancorp Branches
SOUTH CAROLINA
GEORGIA
FLORIDA
Savannah
Hilton Head Island
Tybee Island
St. Simons Island
Atlantic

Address	City	State	Zip	6/30/09 Deposits ($000)	3/31/10 Deposits ($000)
9971 Ford Ave	Richmond Hill	GA	31324-3909	205,584	222,198
25 Bull St	Savannah	GA	31401-2642	345,041	360,852
400 Mall Blvd	Savannah	GA	31406-4861	117,268	120,183
852 William Hilton Pkwy	Hilton Head Island	SC	29928-3423	52,975	63,537
4741 Hwy 80 E	Savannah	GA	31410-2921	44,844	48,230
50 Meeting St	Savannah	GA	31411-2909	21,692	26,842
100 Chatham Pkwy	Garden City	GA	31408-3000	25,032	22,781
4366 Bluffton Pkwy	Bluffton	SC	29910-4755	18,052	17,212
4809 Waters Ave	Savannah	GA	31405-6221	17,465	16,411
3700 US Hwy 17	Richmond Hill	GA	31324-3378	0	5,044
400 Main St (LPO)	Saint Simons Island	GA	31522-1600	0	0

FIG Partners

Savannah Bancorp Branches
Source: FIG Partners, Savannah Bancorp, SNL Financial LLC, 2009 FDIC Summary of Deposits.
❑ Ranked 3rd in the Savannah MSA,
 with 13.66% market share
❑ Ranked 18th in Hilton Head/ Beaufort
 MSA, with 1.92% market share

Opportunities
❑  Opportunities for Organic Growth
 ❑ Loan and deposit customers are seeking established banks to do business with.
 ❑ Large regional and super regional banks are losing customers.
 ❑ This offering will allow the Company to continue to selectively and actively take on additional business.
 ❑ The Company believes financial institutions in its markets continue to be defensive allowing it the opportunity to be on the offense.
❑ Opportunities for Non-Organic Growth
 ❑ Georgia continues to be plagued with troubled banks and the Company believes there will be opportunities for it to consider participating in the FDIC bidding process for strategically located institutions that will help to expand its footprint.
 ❑  The Company believes there will be opportunities over the coming years to partner with
                 “fatigued” organizations who wish to merge with a growing organization such as itself. The
                 Company believes there will be opportunities outside of the FDIC programs to acquire either whole bank or bank branches within its footprint that will add to its long-term strategic plan.

Management Team
John C. Helmken II, President & Chief Executive Officer
John C. Helmken II is the President and Chief Executive Officer of The Savannah Bancorp, Inc. He has served as President of the
Company since April 2004 and became Chief Executive Officer on December 1, 2006. Prior to this he served as CEO of The
Savannah Bank since 2003 and President of The Savannah Bank from 2002 to 2008. He served as Executive Vice President from
2000 to 2001 and Senior Vice President from 1997 to 2000. In addition he served as Vice President from June 1994 through 1996.
John has served on several corporate boards including Bryan Bank & Trust, Minis & Co., Inc., The Savannah Bank, and The
Savannah Bancorp, Inc. He graduated Cum Laude in 1985 with a BBA in Finance from the University of Georgia.
Holden T. Hayes, President
Holden Hayes has served as President of The Savannah Bank since November 2008. Prior to this he served as Executive Vice
President from April 2007 to November 2008. Holden was previously a Senior Vice President and department head of the private wealth management department at SunTrust Bank from June 2002 to April 2007. In addition, he served as Vice President from
August 1998 to June 2002 at SunTrust Bank. He graduated with a MBA from Georgia Southern University in 2003 and a BBA in
Finance from the University of Georgia in 1994.
Michael Wayne Harden Jr., Chief Financial Officer
Michael Harden, Jr. has served as Chief Financial Officer of the Company since 2008. He was previously Vice President beginning in 2005. Prior to working at The Savannah Bancorp, Inc., Michael was a senior accountant from July 2002 to 2005 at the Savannah
Electric and Power Company. Michael served as a manager of the financial institutions practice at Elliott Davis, LLC from 1997 to
July 2002. He served as the special projects coordinator and instructor at Lee University from August 1994 to August 1995.
Michael graduated with a MBA from the University of Georgia in June 1997 and Cum Laude with a BA in Business from Lee
University. In addition, Michael is a Certified Public Accountant and member of the AICPA.

R. Stephen Stramm, Chief Credit Officer
Stephen Stramm is the Executive Vice President and Chief Credit Officer of the Company and The Savannah Bank where he focuses on the substandard loans and real estate owned for the Company. He has served as Executive Vice President since 1990. Prior to joining the Company, Stephen served as Senior Vice President at First Union Bank from 1982 to 1990. In addition, he served as a commercial loan officer at the Ford Motor Credit Company from 1977 to 1982. Stephen graduated with a BS from the University of Rhode Island in 1971.
Jerry O’Dell Keith, Senior Vice President
Jerry O’Dell Keith is the Senior Vice President at The Savannah Bancorp, Inc. and has served in this capacity since March 2008. In addition, Dell is the President of Bryan Bank & Trust. Dell has served in this role since August 2004. Prior to becoming President,
Dell was Executive Vice President of Bryan Bank & Trust from March 2003 to August 2004. He served as a Senior Vice President and division head at SunTrust Bank from February 1998 to March 2003. He began his career at NationsBank and served in several capacities from Assistant Cashier to Assistant Vice President and Branch Manager. Dell attended the University of Georgia’s Banking
School from 1985-1987 and later the Louisiana State University Banking School of the South from 1987-1990.
Jimmy Burnsed, CEO of Bryan Bank & Trust
E. James Burnsed is the Chief Executive Officer of Bryan Bank & Trust. He has served as CEO since the bank opened December 27,
1989. After a merger with First Union National Bank, Jimmy served as Regional Consumer Banking Manager from 1984 to 1987 with responsibility for consumer banking functions in Savannah, Vidalia, Valdosta, Waycross, Macon and Sylvania. From 1978 to 1983,
Jimmy was a Senior Vice President of Human Resources for SBT Corporation which had 750 employees and assets of $700 million. In addition, he managed Human Resources for Savannah Bank & Trust (Lead Bank) which had 450 employees and assets of $450 million.
Jimmyattended Armstrong State College and the Graduate Bank Administration Institute at the University of Wisconsin.
Management Team

Savannah:
 ❑ Military bases
 ❑ 6 bases in Savannah and surrounding area, with approximately 24,300 soldiers and 4,285 civilian workers. Payroll approaches $1 billion annually.
 ❑ Ports and transportation
 ❑ Port of Savannah is the largest single container port in North America. Georgia ports are outperforming national peers.
 ❑ Tourism
 ❑ Over 6.85 million tourists annually.
 ❑ Manufacturing and services
 ❑ Approximately $1 billion annual payroll
Beaufort:
 ❑ Tourism
 ❑ Over 2 million visitors annually.
 ❑ Military
Demographics:
 ❑ Top community bank relative to its market
 ❑ Population grew at 22.43% from 2000-2009 more than the 21.33% for the state of Georgia
 ❑ Median household income of $62,061 is greater than the $56,761 and $48,210 for the states of Georgia and South Carolina, respectively.
Our Market Area

THE SAVANNAH BANCORP, INC.

Savannah, GA

2009 Rank	2008 Rank	Institution (ST)	Type	2009 Number of Branches	2009 Total Deposits in Market ($000)	2009 Total Market Share (%)	2008 Total Deposits in Market ($000)	2008 Total Market Share (%)
1	1	Wells Fargo & Co. (CA)	Bank	16	952,923	16.75	916,765	17.05
2	3	SunTrust Banks Inc. (GA)	Bank	15	885,853	15.57	845,442	15.72
3	**4**	**Savannah Bancorp Inc. (GA)**	**Bank**	**8**	**776,926**	**13.66**	**728,361**	**13.54**
4	2	Bank of America Corp. (NC)	Bank	13	763,096	13.42	846,023	15.73
5	5	FCB Financial Corp. (GA)	Bank HC	7	440,783	7.75	386,472	7.19
6	6	Coastal Bankshares Inc. (GA)	Bank HC	6	326,641	5.74	302,920	5.63
7	7	BB&T Corp. (NC)	Bank	8	302,553	5.32	275,566	5.12
8	8	First National Corp. (GA)	Bank HC	4	263,201	4.63	229,576	4.27
9	10	Synovus Financial Corp. (GA)	Bank	5	214,836	3.78	172,783	3.21
10	9	Citizens Effingham Bancshares (GA)	Bank HC	4	214,203	3.77	198,278	3.69
		Total For Institutions In Market		**118**	**5,687,981**		**5,377,548**	

Hilton Head Island-Beaufort, SC

2009 Rank	2008 Rank	Institution (ST)	Type	2009 Number of Branches	2009 Total Deposits in Market ($000)	2009 Total Market Share (%)	2008 Total Deposits in Market ($000)	2008 Total Market Share (%)
1	1	Wells Fargo & Co. (CA)	Bank	6	471,586	12.78	586,483	16.66
2	2	Bank of America Corp. (NC)	Bank	7	375,965	10.19	366,530	10.41
3	4	CoastalSouth Bancshares Inc. (SC)	Bank HC	4	373,528	10.12	298,977	8.49
4	3	SCBT Financial Corp. (SC)	Bank	7	336,127	9.11	340,604	9.68
5	5	BB&T Corp. (NC)	Bank	5	226,434	6.14	222,425	6.32
6	10	Woodlands Financial LLC (SC)	Thrift HC	2	219,023	5.93	133,032	3.78
7	7	Coastal Banking Co. (SC)	Bank	3	189,832	5.14	159,592	4.53
8	6	SunTrust Banks Inc. (GA)	Bank	4	189,088	5.12	189,149	5.37
9	8	Regions Financial Corp. (AL)	Bank	7	150,877	4.09	140,359	3.99
10	9	Liberty Capital Inc. (OH)	Thrift HC	5	149,938	4.06	134,845	3.83
18	**15**	**Savannah Bancorp Inc. (GA)**	**Bank**	**2**	**71,027**	**1.92**	**80,784**	**2.29**
		Total For Institutions In Market		**82**	**3,690,649**		**3,520,020**	

FIG Partners

Deposit Market Share
Source: FIG Partners, SNL Financial

Financial Highlights

First Quarter Update
❑ The Savannah Bancorp reported 1Q10 net loss of $488 thousand.
❑ Net interest margin expanded to 3.64% for the 1Q10, an increase of 17bps from the 3.47%
 in 4Q09.
❑ Net interest income for the 1Q10 was $8.43 million, an increase of 1.37% over the preceding quarter.
❑ Credit quality remains stable - Nonperforming assets (NPAs) increased to $44.1 million for the 1Q10, an increase of $1.65 million from the preceding quarter. NPAs as a percentage of assets were 4.21% for the 1Q10, an increase of 17bps from 4.04% in 4Q09. Net charge-
 offs were 1.63% of average loans, compared to 0.83% in the fourth quarter. Provision for loan losses exceeded the net charge-offs by $1.93 million and the allowance for loan losses increased to $19.6 million, or 2.26% of loans for the 1Q10.
❑ Noninterest income increased by $271 thousand, or 13% for the 1Q10 compared to the same quarter of 2009. Noninterest expense decreased by $48 thousand in 1Q10 when compared to the same quarter a year ago.
❑ Noninterest bearing demand deposits, savings and money market deposits increased in the
 1Q10 while time deposits and interest bearing demand deposits decreased compared to the
 4Q09. Total deposits increased from $884.6 million in 4Q09 to over $900 million in 1Q10.
❑ The efficiency ratio improved to 60.01% in the 1Q10, compared to the 1Q09 where the efficiency ratio was 66.93%.

THE SAVANNAH BANCORP, INC.

5-Year CAGR (2004-1Q10):
Net Loans 9.8%
Total Deposits 11.6%
Total Assets 10.6%
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
(In Millions)
493
506
617
606
601
718
713
707
844
796
764
932
852
832
1,007
866
885
1,051
849
902
1,047
2004
2005
2006
2007
2008
2009
1Q10

FIG Partners

The Savannah Bancorp, Inc. Has Demonstrated An Ability To Generate
Growth Over The Past 5 Years
Source: FIG Partners, SNL Financial LLC, Company Filings.

THE SAVANNAH BANCORP, INC.

The Savannah Bancorp, Inc. - Loan Portfolio Details as of 3/31/10

Consumer
2.0%
Home equity lines
6.0%
C&I
9.0%
Owner-occupied
CRE
16.0%
Residential land
and lot
development
10.0%
Non owner-
occupied CRE
18.0%
Residential
Construction
3.0%
Non owner-
occupied - 1-4
family
19.0%
Owner-occupied -
1-4 family
11.0%
Non-residential
Construction
1.0%
Commercial land
and lot
development
5.0%

FIG Partners

Source: FIG Partners, SNL Financial LLC, Regulatory Filings.

THE SAVANNAH BANCORP, INC.

Loan Portfolio by Loan Type Since 2006

Owner-occupied
Non owner-occupied
Construction
Commercial land and lot development
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
2006
2007
2008
1Q 2009
2Q 2009
3Q 2009
4Q 2009
1Q 2010

	2006	2007	2008	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010
Non-residential real estate								
Owner-occupied	90,848	118,714	137,742	140,879	137,211	129,971	137,439	136,732
Non owner-occupied	98,032	118,904	124,502	139,334	139,569	151,799	159,091	160,633
Construction	22,128	33,923	26,965	11,893	11,055	5,120	5,352	5,796
Commercial land and lot development	35,610	38,127	42,590	42,837	43,565	47,555	47,080	47,559
Total non-residential real estate	**246,618**	**309,668**	**331,799**	**334,943**	**331,400**	**334,445**	**348,962**	**350,720**

FIG Partners

The Savannah Bancorp, Inc. - Loan Portfolio Details

THE SAVANNAH BANCORP, INC.

Loan Portfolio by Loan Type Since 2006

Owner-occupied - 1-4 family
Non owner-occupied - 1-4 family
Construction
Residential land and lot development
Home equity lines
500,000
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
2006
2007
2008
1Q 2009
2Q 2009
3Q 2009
4Q 2009
1Q 2010

	2006	2007	2008	1Q 2009	2Q 2009	3Q 2009	4Q 2009	1Q 2010
Residential real estate								
Owner-occupied - 1-4 family	87,965	83,828	89,774	89,054	92,198	93,848	95,741	92,806
Non owner-occupied - 1-4 family	68,397	114,992	147,396	153,602	158,133	155,265	158,172	161,548
Construction	110,412	57,541	43,431	24,768	25,074	26,156	27,061	23,591
Residential land and lot development	93,060	109,718	98,715	104,296	97,766	96,822	92,346	87,713
Home equity lines	40,794	43,322	55,092	57,243	57,117	57,261	57,527	56,015
Total residential real estate	**400,628**	**409,401**	**434,408**	**428,963**	**430,288**	**429,352**	**430,847**	**421,673**

FIG Partners

The Savannah Bancorp, Inc. - Loan Portfolio Details

THE SAVANNAH BANCORP, INC.

	3/31/2010 Loan Balance	% of Total Loans	12/31/2009 Loan Balance	% of Total Loans	% Dollar Change
Non-residential real estate					
Owner-occupied	**136,732**	16.00	137,439	16.00	(0.50)
Non owner-occupied	**160,633**	18.00	159,091	18.00	1.00
Non-residential construction	**5,796**	1.00	5,352	1.00	8.30
Commercial land and lot development	**47,559**	5.00	47,080	5.00	1.00
Total non-residential real estate	**350,720**	40.00	348,962	40.00	0.50
Residential real estate					
Owner-occupied - 1-4 family	**92,806**	11.00	95,741	11.00	(3.10)
Non owner-occupied - 1-4 family	**161,548**	19.00	158,172	18.00	2.10
Residential construction	**23,591**	3.00	27,061	3.00	(13.00)
Residential land and lot development	**87,713**	10.00	92,346	10.00	(5.00)
Home equity lines	**56,015**	6.00	57,527	6.00	(2.60)
Total residential real estate	**421,673**	49.00	430,847	48.00	(2.10)
Total real estate loans	**772,393**	89.00	779,809	88.00	(1.00)
Commercial	**81,535**	9.00	89,379	10.00	(8.80)
Consumer	**14,835**	2.00	14,971	2.00	(0.90)
Unearned fees, net	**(247)**		(273)		
Total loans, net of unearned fees	**868,516**		883,886		

FIG Partners

The Savannah Bancorp, Inc. - Loan Portfolio Details
Note: Dollars in thousands
Source: Company filings

THE SAVANNAH BANCORP, INC.

	2006 Y	2007 Y	2008 Y	2009Y	1Q10
Nonperforming Assets ($000)					
Nonaccrual Loans	825	14,663	26,277	32,545	35,579
90+ Days Delinquent	1,406	2,761	1,326	1,570	1,146
OREO	545	2,112	8,100	8,329	7,374
Nonperforming Assets	2,776	19,536	35,703	42,444	44,099
30-89 Days Past Due	4,233	2,606	8,269	5,182	13,740
Loan Loss Reserve ($000)					
Loan Loss Reserve - Beginning	7,813	8,954	12,864	13,300	17,678
Net Charge-offs	444	765	5,564	8,687	3,387
Provision	1,585	4,675	6,000	13,065	5,320
Loan Loss Reserve - Ending	8,954	12,864	13,300	17,678	19,611
Asset Quality Ratios (%)					
NPAs/Assets	0.33	2.09	3.54	4.04	4.21
NPAs/Loans & OREO	0.39	2.41	4.09	4.76	5.03
NPLs/Loans	0.31	2.15	3.19	3.86	4.23
Reserves/NPLs	NM	73.83	48.18	51.82	53.40
Loan Loss Reserves/Gross Loans	1.24	1.59	1.54	2.00	2.26
Reserves/NPAs	322.55	65.85	37.25	41.65	44.47
NCOs/Avg Loans	0.07	0.10	0.68	1.03	1.63
Loan Loss Provision/NCO	356.98	611.11	107.84	150.40	157.07

FIG Partners

The Savannah Bancorp, Inc. - Credit Quality Details
Source: FIG Partners, SNL Financial LLC, Company Filings.

THE SAVANNAH BANCORP, INC.

NPA's/Assets
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
0.33%
2.09%
3.54%
4.04%
4.21%
2006
2007
2008
2009
3/31/2010

Net Charge-offs / Average Loans
2.00%
1.50%
1.00%
0.50%
0.00%
0.07%
0.10%
0.68%
1.03%
1.63%
2006
2007
2008
2009
3/31/2010

Reserves / Loans
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1.24%
1.59%
1.54%
2.00%
2.26%
2006
2007
2008
2009
3/31/2010

FIG Partners

The Savannah Bancorp, Inc. - Credit Quality
Source: FIG Partners, SNL Financial LLC, Company Filings.

THE SAVANNAH BANCORP, INC.

The Savannah Bancorp, Inc. Deposit Composition
March 31, 2010
Non-Interest Bearing 10.5%
Interest Bearing 13.4%
Savings+ MMDAs 30.8%
Retail CDs 16.1%
Jumbo CDs 29.1%

Quarterly Average Rates
4.20%
3.70%
3.20%
2.70%
2.20%
1.70%
1.20%
0.70%
0.20%
0.53%
0.39%
0.73%
0.46%
1.79%
1.59%
3.77%
2.69%
Now Account
Savings Account
Money Market Account
CDs > $100k
Q1'09
Q1'10

Cost of Funds
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
3.03
3.67
2.78
1.91
1.51
2006
2007
2008
2009
1Q10

FIG Partners

The Savannah Bancorp, Inc. - Deposit Portfolio Mix
Source: FIG Partners, SNL Financial LLC, Regulatory Filings.
❑   Decreasing dependency on CD’s, retail
and brokered deposits
❑   Savings and money market accounts
continue to increase
❑   Deposit rates continue to decrease

THE SAVANNAH BANCORP, INC.

Pre-Tax Pre-Provision ROAA*
2.90%
2.70%
2.50%
2.30%
2.10%
1.90%
1.70%
1.50%
1.30%
1.10%
0.90%
0.70%
0.50%
0.30%
2.24%
1.92%
1.57%
1.22%
1.48%
2006
2007
2008
2009
3/31/2010

FIG Partners

The Savannah Bancorp, Inc. - Solid Core Profitability
* See pages 32-33 for non-GAAP reconciliation tables
Source: FIG Partners, SNL Financial LLC, Company Fillings

THE SAVANNAH BANCORP, INC.

Net Interest Margin
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
4.44
3.99
3.58
3.46
3.64
2006
2007
2008
2009
Q1 2010

FIG Partners

The Savannah Bancorp, Inc. - Expanding Net Interest Margin
Source: FIG Partners, SNL Financial LLC, Company Filings.

THE SAVANNAH BANCORP, INC.

Tier 1 Leverage Ratio **
10.00%
9.50%
9.00%
8.50%
8.00%
7.50%
9.57%
8.93%
8.63%
8.25%
8.22%
9.21%
2006
2007
2008
2009
3/31/2010
3/31/2010 PF *

Total Risk-Based Capital Ratio **
20.00%
18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
12.34%
11.74%
11.54%
11.56%
11.71%
13.06%
2006
2007
2008
2009
3/31/2010
3/31/2010 PF *

Tangible Common Equity / Tangible Assets **
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
7.89%
7.90%
7.79%
7.30%
7.23%
8.22%
2006
2007
2008
2009
3/31/2010
3/31/2010 PF *

FIG Partners

The Savannah Bancorp, Inc. - Strong Capital Ratios
Source: FIG Partners, SNL Financial LLC, Company Filings.
*Proforma assumes $11.96 million of additional capital raised.
** See pages 32-33 for non-GAAP reconciliation tables.

Investment Highlights
An opportunity to invest in the largest community bank
 headquartered in Savannah at an attractive valuation.
❑ Premier community bank headquartered in Savannah
❑ Solid core market
 ❑ Diversified economy makes this market ripe for further business expansion - Ports,
 Military, Tourism, Healthcare
❑ Attractive valuation
❑ Experienced and opportunistic management team
 ❑ Insiders and local investors plan to participate in this offering
❑ FDIC assisted deal opportunities may exist
❑ Opportunities for traditional M&A, either whole bank or branch transactions

Appendix A

THE SAVANNAH BANCORP, INC.

MSA	Market Rank	Number of Branches	Savannah Bancorp Deposits in Market ($000)	Deposit Market Share (%)	Percent of National Franchise (%)	Total Population 2009	Population Change 2000-2009 (%)	Projected Population Change 2009-2014 (%)	Median Household Income 2009 ($)	Household Income Change 2000-2009 (%)	Projected Household Income Change 2009-2014 (%)
Savannah MSA	3	8	776,926	13.66	91.62	342,999	17.06	7.87	50,516	27.46	6.83
Hilton Head Island-Beaufort MSA	18	2	71,027	1.92	8.38	180,977	27.80	10.72	60,081	33.77	(0.26)
Savannah Bancorp Footprint		**10**	**847,953**		**100.00**	**523,976**	**22.43**	**9.30**	**55,299**	**30.62**	**3.29**
Georgia	**24**	**8**	**776,926**	**0.42**	**91.62**	**9,932,949**	**21.33**	**9.34**	**56,761**	**32.97**	**3.23**
South Carolina	**78**	**2**	**71,027**	**0.10**	**8.38**	**4,524,760**	**12.78**	**6.10**	**48,210**	**29.82**	**4.74**
Aggregate: National						**309,731,508**	**10.06**	**4.63**	**54,719**	**29.78**	**4.06**

Zip Code	Savannah Bancorp Branches	Total Population 2009	Population Change 2000-2009 (%)	Projected Population Change 2009-2014 (%)	Total Households 2009	Median Household Income 2009 ($)	Household Income Change 2000-2009 (%)	Projected Household Income Change 2009-2014 (%)	Per Capita Income 2009 ($)
31324	2	21,099	45.49	17.51	7,335	72,600	22.68	5.59	29,738
31401	1	22,477	3.25	2.22	9,508	22,588	20.71	7.47	17,622
31405	1	35,587	13.14	4.14	13,172	40,613	20.68	14.66	21,571
31406	1	35,256	2.30	1.70	13,848	53,380	24.48	4.38	26,608
31408	1	11,838	14.42	4.65	4,085	37,574	27.15	10.73	17,121
31410	1	24,411	10.13	5.23	9,832	73,330	21.85	2.26	35,680
31411	1	7,963	14.44	6.64	3,788	100,352	5.82	(1.35)	70,556
31522	1	16,427	14.35	7.80	7,489	72,668	19.80	2.27	42,885
29910	1	26,437	112.82	23.14	10,353	68,631	33.28	4.50	32,625
29928	1	18,046	5.11	3.62	8,276	78,869	25.38	2.01	51,070
Savannah Bancorp Footprint	**11***	**219,541**	**23.55**	**7.67**	**87,686**	**62,061**	**22.18**	**5.25**	**34,548**
State of Georgia	**9**	**9,932,949**	**21.33**	**9.34**	**3,648,492**	**56,761**	**32.97**	**3.23**	**26,980**
State of South Carolina	**2**	**4,524,760**	**12.78**	**6.10**	**1,786,632**	**48,210**	**29.82**	**4.74**	**24,352**
US	**11***	**309,731,508**	**10.06**	**4.63**	**116,523,156**	**54,719**	**29.78**	**4.06**	**27,277**

FIG Partners

Summary Demographic Information - By MSA/County
Summary Demographic Information - By Zip Code
* Includes LPO - St. Simons
Source: FIG Partners, SNL Financial LLC, ESRI, US Census Data.

THE SAVANNAH BANCORP, INC.

	2006	2007	2008	2009	Q1 2010
Balance Sheet ($000)					
Total Assets	843,514	932,459	1,007,284	1,050,508	1,046,645
Total Net Loans	712,878	795,967	851,965	866,208	848,905
Total Deposits	706,824	764,218	832,015	884,569	901,792
Equity Attributable to Parent Company	66,574	76,272	80,932	79,026	77,905
Equity	66,574	76,272	80,932	79,026	77,905
Profitability (%)					
Net Income ($000)	10,002	7,636	6,006	929	(488)
Reported: Net Interest Margin	4.44	3.99	3.58	3.46	3.64
Efficiency Ratio	54.29	56.15	61.98	65.60	60.01
Balance Sheet Ratios/ Capital (%)					
Loans/ Deposits	101.99	105.81	103.96	99.92	96.31
Securities/ Assets	6.39	6.55	8.10	8.37	7.85
Total Equity/ Total Assets	7.89	8.18	8.03	7.52	7.44
Tangible Equity/ Tangible Assets	7.89	7.90	7.79	7.30	7.23
Tang Common Equity/ Tang Assets	7.89	7.90	7.79	7.30	7.23
Tier 1 Ratio	11.09	10.49	10.28	10.30	10.45
Total Risk-based Capital Ratio	12.34	11.74	11.54	11.56	11.71
Leverage Ratio (Bank, BHC Only)	9.57	8.93	8.63	8.25	8.22

FIG Partners

Historical Financial Summary
Source: SNL Financial, Company Filings

Military Presence
❑      Approximately 24,300 soldiers with payroll near $1
        billion annually.
 ❑ Hunter Army Airfield
 ❑ Ft. Stewart
 ❑ King’s Bay Naval Base
 ❑ 165th Airlift Wing of the Georgia Air National Guard
 ❑ Coastal Guard Savannah Air Station
 ❑ Marine Corps Recruit Depot
 ❑ Beaufort Marine Corps Air Station (MCAS)
Ports
❑      Georgia Ports Authority (GPA) operates deepwater
        ports in Savannah and Brunswick employing 981
        people directly and impacts the economy significantly.
 ❑ GPA reported that April 2010 marked the 5th consecutive month of double digit container growth with export containers posting a
 30.4% increase in April 2010 vs. April 2009.
 ❑ Port of Brunswick experienced a 75.9% increase in movement of auto and machinery units in April 2010 vs. April 2009.
 ❑ Port of Savannah - largest single-terminal container facility in
 North America
The Savannah Economy
❑ Tourism
 ❑ More than 6.85 million tourist visit Savannah
 annually
 ❑ 19,700 people directly employed in tourism
 industry
❑ Manufacturing
 ❑ $1 Billion annual payroll
 ❑ 270 companies employ more than 14,500 people
❑ Services
 ❑ Two major hospitals employ over 7,900 people
 ❑ Education employs approximately 6,700 people
 ❑ Local colleges and universities house more than
 18,000 students
Source: Savannah Area Chamber of Commerce

THE SAVANNAH BANCORP, INC.

Amounts In $000s, Except Percentages

Gross Proceeds From Offering	10,400
Gross Proceeds From Offering, Including Overallotment	11,960
Less Estimated Underwriting Fees & Commission	438
Less Estimated Legal, Printing, & Other Expenses	259
Net Proceeds From Offering, Including Overallotment	11,263

Tangible Common Equity / Tangible Assets	1Q10 Actual	1Q10 Pro Forma
Total Shareholders' Equity	77,905	77,905
Less Preferred Stock	0	0
Less Intangible Assets	2,462	2,462
Tangible Common Equity	**75,443**	**75,443**
Plus Net Proceeds From Offering, incl. Overallotment		11,263
Pro Forma Tangible Common Equity		**86,706**
Total Assets	1,046,645	1,046,645
Less Intangible Assets	2,462	2,462
Total Tangible Assets	**1,044,183**	**1,044,183**
Plus Net Proceeds From Offering		11,263
Pro Forma Tangible Assets		**1,055,446**
Tangible Common Equity / Tangible Assets	**7.23%**	**8.22%**

FIG Partners

Non-GAAP Reconciliation Tables
Source: FIG Partners, SNL Financial LLC, Company Filings.

THE SAVANNAH BANCORP, INC.

Amounts In $000s, Except Percentages

Pre-Tax Pre-Provision ROAA	12/31/2009 YTD Actual	3/31/2010 YTD Actual
Net Income	929	-488
Income Taxes	155	-550
Loan Loss Provision	13,065	5,320
Adjusted for the following:		
Net Securities Gains/Losses & OTTI Charges	2,119	467
Other Nonrecurring Revenue	0	0
Other One-Time Expenses	425	0
FTE Adjustment	0	0
Pre-Tax Pre Provision Earnings	**12,455**	**3,815**
Annualized Pre-Tax Pre Provision Earnings	**12,455**	**15,260**
Average Assets	1,018,470	1,032,454
Pre-Tax Pre-Provision ROAA	**1.22%**	**1.48%**

FIG Partners

Non-GAAP Reconciliation Tables
Source: FIG Partners, SNL Financial LLC, Company Filings.

THE SAVANNAH BANCORP, INC.

Presented By:

FIG Partners

Ideas and Execution on Financial Institutions